UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be held on October 6, 2005

To the stockholders of

CASELLA WASTE SYSTEMS, INC.:

The annual meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Thursday, October 6, 2005 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, for the purpose of considering and voting upon the following matters:

1.                To elect three Class II directors for the next three years;

2.                To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the company for the current fiscal year; and

3.                To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

The board of directors has no knowledge of any other business to be transacted at the annual meeting.

We have included a copy of the company’s annual report to stockholders for the fiscal year ended April 30, 2005 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Stockholders of record of Class A common stock, Class B common stock or Series A redeemable convertible preferred stock of the company at the close of business on August 20, 2005 are entitled to receive this notice and to vote at the annual meeting.

The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

August 25, 2005	John W. Casella
Rutland, Vermont	Chairman and Chief Executive Officer

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

Proxy Statement

For the Annual Meeting of Stockholders
to be held on October 6, 2005

This proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of Casella Waste Systems, Inc. for the annual meeting of stockholders to be held on Thursday, October 6, 2005 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, the company’s annual report to stockholders for the fiscal year ended April 30, 2005 and the enclosed proxy are being mailed to stockholders on or about September 8, 2005.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received by the company prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the company how to vote, the shares will be voted “FOR” approval of the proposals set forth in the notice of the annual meeting to which this proxy statement is attached.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•       file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•       duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•       attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to the company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

Stockholders Entitled to Vote

The company’s board of directors has fixed August 20, 2005 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of the company’s voting stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On August 20, 2005, there were 23,899,505 shares of Class A common stock, 988,200 shares of Class B common stock and 53,750 shares of Series A redeemable convertible preferred stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the annual meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the annual meeting. Each share of Series A redeemable convertible preferred stock entitles the record holder to the number of votes equal to the number of whole shares of Class A common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the record date. As of the record date, each share of Series A redeemable convertible preferred stock was entitled to 92 votes on each matter properly submitted for consideration at the annual meeting.

Votes Required

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares of common stock and preferred stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the annual meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these “broker non-votes” and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a “no” vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, at the annual meeting is required for the election of each Class II director nominee, other than Mr. Peters, who is the designee of the holders of Class A common stock. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of Class A common stock at the annual meeting is required for the election of Mr. Peters. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the ratification of the selection of the company’s independent auditors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of July 20, 2005 regarding the beneficial ownership of shares of the company’s voting stock by (a) each person or entity known by the company to own beneficially more than 5% of the outstanding shares of any class of the company’s voting stock, (b) each director and director nominee of the company, (c) each of the “named executive officers” of the company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options and/or Series A redeemable convertible preferred stock and Class B common stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days after July 20, 2005 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

The “Total Ownership of Equity Securities” column reflects each listed individual’s or entity’s percent beneficial ownership with respect to all voting securities of the company as of July 20, 2005. This column reflects the conversion of shares of Class B common stock and Series A redeemable convertible preferred stock into shares of Class A common stock of the company. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. Holders of Series A redeemable convertible preferred stock are entitled to the number of votes per share equal to the number of whole shares of Class A common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the applicable record date. Each share of Series A redeemable convertible preferred stock would be convertible into approximately 92 shares of Class A common stock as of July 20, 2005. As of July 20, 2005, a total of 23,873,103 shares of the company’s Class A common stock were outstanding.

						Series A
						Redeemable		Total
	Class A			Class B		Convertible		Ownership
	Common Stock			Common Stock		Preferred Stock		of
	# of		% of	# of	% of	# of	% of	Equity
Name of Beneficial Owner	shares		class	shares	class	shares	class	Securities(%)
5% Stockholders
Funds affiliated with Berkshire Partners LLC (1)	5,315,249	(2)	18.5	—	—	52,750	98.1	17.8
T. Rowe Price Associates, Inc. (3)	2,654,100		11.1	—	—	—	—	8.9
Cramer Rosenthal McGlynn, LLC (4)	1,996,730		8.4	—	—	—	—	6.7
National City Corp. (5)	1,449,465		6.1	—	—	—	—	4.9
Executive Officers and Directors
John W. Casella (6)	1,189,997		4.9	494,100	50.0	—	—	4.0
James W. Bohlig (7)	878,066		3.6	—	—	—	—	2.9
Richard A. Norris (8)	215,000		*	—	—	—	—	*
Charles E. Leonard (9)	240,000		1.0	—	—	—	—	*
Douglas R. Casella (10)	1,224,453		5.0	494,100	50.0	—	—	4.1
James F. Callahan, Jr. (11)	10,000		*	—	—	—	—	*
John F. Chapple III (12)	113,043		*	—	—	—	—	*
D. Randolph Peeler (13)	5,337,749		18.6	—	—	52,750	98.1	17.9
Gregory B. Peters (14)	46,684		*	—	—	—	—	*
Executive officers and directors as a group (9 people) (15)	9,254,992		29.8	988,200	100.0	52,750	98.1	29.8

*                    Represents less than 1% of the outstanding shares of the respective class of the company’s voting stock.

(1)          The affiliated funds are Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, and Berkshire Investors LLC, a Massachusetts limited liability company. Fifth Berkshire Associates LLC, a Massachusetts limited liability company, is the general partner of Berkshire Fund V, Limited Partnership. The managing members of Fifth Berkshire Associates LLC and Berkshire Investors LLC are: Bradley M. Bloom, J. Christopher Clifford, Kevin T. Callaghan, Richard K. Lubin, Carl Ferenbach, Jane Brock-Wilson, D. Randolph Peeler, Robert J. Small and Ross M. Jones. The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02108.

(2)          Constitutes 4,855,949 shares of Class A common stock issuable upon conversion of Series A redeemable convertible preferred stock. The Series A redeemable convertible preferred stock is convertible at any time at the discretion of the holder thereof.

(3)          Information is as reported in a Schedule 13G filed with the SEC on February 8, 2005 by T. Rowe Price Associates, Inc. Consists of shares of Class A common stock owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., which owns 1,650,000 shares of Class A common stock representing 6.9% of the shares of Class A common stock outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares of Class A common stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the Class A common stock; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is listed as 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)          Information is as reported in a Schedule 13G filed with the SEC on February 11, 2005 by Cramer Rosenthal McGlynn, LLC. The address of Cramer Rosenthal McGlynn, LLC is listed as 520 Madison Avenue, New York, New York 10022.

(5)          Information is as reported in a Schedule 13G filed with the SEC on February 14, 2005 by National City Corp. The address of National City Corp. is listed as 1900 East Ninth Street, Cleveland, Ohio 44114.

(6)          Includes (a) 90,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005, (b) 66,288 shares of Class A common stock held in trust for the benefit of Mr. Casella’s minor children, (c) 694 shares of Class A common stock held by Mr. Casella’s wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(7)          Includes (a) 563,293 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig’s minor children.

(8)          Includes 210,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005.

(9)          Consists of 240,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005.

(10)   Includes (a) 90,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005, (b) 14,696 shares of Class A common stock held in trust for the benefit of Mr. Casella’s minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(11)   Includes (a) 2,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005 and (b) 5,000 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(12)   Includes 42,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005.

(13)   Includes (a) the securities held by funds affiliated with Berkshire Partners LLC and (b) 22,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005. Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners LLC.

(14)   Includes (a) 32,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 20, 2005 and (b) 2,000 shares of Class A common stock held by the minor children of Mr. Peters.

(15)   Includes (a) 1,292,293 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of July 20, 2005, (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis and (c) 4,855,949 shares of Class A common stock issuable at any time at the discretion of the holder thereof upon the conversion of Series A redeemable convertible preferred stock.

PROPOSAL 1—ELECTION OF DIRECTORS

The company has three classes of directors, currently consisting of three Class I directors, three Class II directors and two Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The three Class II directors are proposed for election this year to serve as members of the board of directors until the 2008 annual meeting of stockholders, or until their successors are elected and qualified.

The persons named in the enclosed proxy will vote at the annual meeting to elect, as Class II directors, Messrs. James W. Bohlig, Gregory B. Peters and Joseph G. Doody, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Bohlig, Peters and Doody are currently members of the board of directors. Mr. Peters is the designee of the holders of the Class A common stock of the Company

Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

The board of directors believes that the election of the director nominees is in the best interests of the company and of its stockholders and therefore recommends that the company’s stockholders vote “FOR” this proposal.

Set forth below for each director, including the director nominees, is information as of August 1, 2005 with respect to (a) his name and age, (b) his position and offices at the company, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the company. In addition to the persons listed below, the Board of Directors expects to elect another director, as a Class III director, to fill the vacancy created by the resignation of John Zillmer following his election as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. The Board expects to fill this vacancy prior to the date of the annual meeting.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Director Nominees to be Elected at the Annual Meeting (terms expiring in 2008)
James W. Bohlig	59	1993

Mr. Bohlig has served as president of the company since July 2001 and as chief operating officer of the company since 1993. From 1993 to July 2001, Mr. Bohlig also served as senior vice president of the company. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.

Gregory B. Peters	59	1993

Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, since April 2001. From April 1988 until March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. From July 1986 until March 2001, Mr. Peters also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as vice president of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Master of Business Administration from the Harvard Graduate School of Business Administration. Mr. Peters has been designated as the lead outside director of the board* † # +

Joseph G. Doody	52	2004

Mr. Doody has served as President, North American Delivery, Staples, Inc. since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, serving in his last role as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned his MBA at Simon School of Business, University of Rochester, and his BS in Economics from State University of New York at Brockport.*

Class III Directors (terms expiring in 2006)
John W. Casella	54	1993

Mr. Casella has served as chief executive officer of the company since 1993. Mr. Casella also served as president of the company from 1993 to July 2001. In July 2001, Mr. Casella was reelected chairman of the board of directors of the company, a position he also held from 1993 to December 1999. In addition, Mr. Casella has been chairman of the board of directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the board of directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.

John F. Chapple III	64	1994

Mr. Chapple was president and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation which the company purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.

Class I Directors (terms expiring in 2007)
James F. Callahan, Jr.	61	2003

Mr. Callahan has served as a member of our board of directors since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of Bates College and the Board of Directors of Concerned Citizens for the Mentally Retarded, a not-for-profit organization. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University. †

Douglas R. Casella	49	1993

Mr. Casella has served as vice chairman of the board of directors of the company since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its president since that date. Casella Waste Management, Inc. is a wholly owned subsidiary of the company. Since 1989, Mr. Casella has served as president of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella is the brother of John W. Casella.

D. Randolph Peeler	40	2000

Mr. Peeler has been a managing director of Berkshire Partners LLC, a private equity firm, since January 2000. From May 1997 to December 1999, Mr. Peeler served as a vice president of Berkshire Partners and from June 1996 to April 1997 as a senior associate. From 1994 to June 1996, Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded. Prior to 1994, Mr. Peeler served as chief of staff for the Assistant Secretary for Economic Policy in the United States Department of the Treasury. Mr. Peeler was also a consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional services industries. Mr. Peeler is a director of Holmes, Inc., a manufacturer of home electrical appliances.* † # +

*                    Member of the Compensation Committee

†                    Member of the Audit Committee

#                 Member of the Stock Plan Subcommittee

+                Member of the Nominations and Governance Committee

See “Certain Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners and Management” for additional information concerning members of the board of directors, including those who are nominees for election as Class II directors.

The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director nominee, has been nominated as the designee of the holders of Class A common stock to serve as a member of the board of directors until the 2008 annual meeting of stockholders.

Pursuant to the terms of a preferred stock purchase agreement dated as of June 28, 2000 by and among the company, BancBoston Capital Inc., Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P., such entities, and permitted transferees, voting separately as a class, are entitled to nominate one director, who shall also be appointed to each committee of the board of directors, provided that such entities continue to hold at least 20% of the shares of Series A redeemable convertible preferred stock, or shares of Class A common stock issuable upon conversion of such shares, purchased by them pursuant to the preferred stock purchase agreement. The company agreed to use reasonable efforts to have such director nominee elected as a director of the company. Mr. Peeler, a member of the compensation committee, audit committee, nominations and governance committee and stock plan subcommittee of the board of directors, is the designee of the holders of Series A redeemable convertible preferred stock.

The employment agreements by and between the company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the company. The company agreed to use its best efforts to assure each such person is elected as a director of the company.

Board of Directors Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The company’s board of directors has determined that none of Messrs. Callahan, Peeler, Peters or Doody has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. Mr. Peeler was determined to be an independent director although he falls outside the safe harbor provision pursuant to Rule 104-3(e)(1)(ii) under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.

The independent members of the board of directors have designated Mr. Peters as the “lead outside director” of the board of directors. The lead outside director chairs meetings of the company’s independent directors, meets with any directors who are not adequately performing his or her duties as a member of the board of directors or any committee and facilitates communications between the chairman of the board of directors and other directors. The lead outside director also works with the chairman of the board of directors in preparing agendas for each meeting of the board of directors and consults with the chairman of the board of directors on matters relating to corporate governance and board performance.

Board of Directors Meetings and Attendance

The board of directors met six times during fiscal 2005, either in person or by teleconference. During fiscal 2005, each director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Messrs. Bohlig, Callahan, Douglas R. Casella, John W. Casella, and Peters attended the 2004 annual meeting of stockholders. The Company encourages, but has no policy with respect to, attendance of directors at the annual meeting.

Board Committees

The board of directors has established three standing committees—audit, compensation, and nominations and governance—each of which operates under a charter that has been approved by the board. In addition, the compensation committee has designated two of its members to serve on the stock plan subcommittee.

The board of directors has determined that all of the members of each of the board’s standing committees and subcommittee are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee otherwise satisfy NASDAQ’s eligibility requirements for audit committee membership.

Audit Committee

The purpose of the audit committee is to assist the board of directors’ oversight of:

•       the integrity of the company’s financial statements;

•       the company’s compliance with legal and regulatory requirements;

•       the independent auditor’s qualifications and independence;

•       the performance of the company’s internal audit function and independent auditors; and

•       the risk management policies of the company.

The audit committee currently consists of Messrs. Callahan, Peeler and Peters. The board of directors has determined that Mr. Callahan is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The audit committee held eleven meetings during fiscal 2005. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee and Stock Plan Subcommittee

The compensation committee’s responsibilities include:

•       reviewing executive salaries;

•       administering any bonus, incentive compensation and stock option plans of the company; and

•       approving the salaries and certain other benefits of the executive officers of the company.

The stock plan subcommittee of the compensation committee grants stock options and other awards under the company’s stock option plans to executive officers.

The members of the compensation committee during fiscal 2005 were Messrs. Peeler, Peters and Doody. The members of the stock plan subcommittee are Messrs. Peeler and Peters. The compensation committee held five meetings during fiscal 2005.

Nominations and Governance Committee

The nominations and governance committee’s responsibilities include:

•       identifying individuals qualified to become members of the board of directors;

•       recommending to the board of directors persons to be nominated for election as directors;

•       developing and recommending to the board of directors corporate governance principles applicable to the company; and

•       evaluating the board of directors.

The members of the nominations and governance committee are Messrs. Peeler and Peters. The nominations and governance committee held two meetings during fiscal 2005.

Director Candidates

The nominations and governance committee acts under a written charter. The company has posted a current copy of the charter on its website, which is located at www.casella.com. The process followed by the nominations and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominations and governance committee applies the criteria set forth in the company’s corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominations and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the company’s common stock for at least a year as of the date such recommendation is made, to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the nominations and governance committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for the 2006 Annual Meeting.”  Candidates nominated by stockholders in accordance with these procedures will not be included in the company’s proxy card for the next annual meeting.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director, with the assistance of the company’s general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

The company has adopted a written Code of Business Conduct and Ethics that applies to the company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The company has posted a current copy of the code on its website, which is located at www.casella.com.

Compensation of Directors

The company reimburses non-employee directors for expenses incurred in attending board of directors and committee meetings. In addition, non-employee directors of the company currently receive $6,250 for each fiscal quarter that the non-employee director continues to serve on the board of directors, $1,500 for each meeting of the board of directors that the non-employee director attends in person and $1,000 for each meeting of a committee of the board of directors that the non-employee director attends in person. Each non-employee director who serves as a chairman of a committee of the board of directors also receives $3,000 for each fiscal year that the non-employee director continues to serve as chairman of each such committee.

Each non-employee director receives an option to purchase 7,500 shares of Class A common stock under the company’s Amended and Restated 1997 Non-Employee Director Stock Option Plan upon the non-employee director’s initial election to the board of directors. In addition, each incumbent non-employee director receives an additional option to purchase 7,500 shares of Class A common stock at the time of each annual meeting of stockholders of the company, other than directors who were initially elected to the board of directors at an annual meeting or, if previously, at any time after the prior year’s annual meeting of stockholders. Each such option is exercisable at a price per share equal to the fair market value of the company’s Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the board of directors at the respective vesting date.

In addition to the compensation described above, Mr. Peters receives $18,750 for each fiscal quarter that he serves as the lead outside director of the company.

The company has also entered into or engaged in certain transactions with directors of the company or affiliates of directors of the company. See “Certain Relationships and Related Transactions.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the company’s directors, executive officers and holders of more than 10% of the company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the company’s common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, the Company believes that during fiscal 2005 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that one report, covering a grant of options in connection with the commencement of his employment, was filed late by Mr. William J. Hanley, Vice President, Sales and Marketing, and one report, covering a total of nine transactions, was filed late by Mr. Chapple.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth for each of the fiscal years indicated the cash compensation paid and the shares underlying options granted to (a) the company’s chief executive officer and (b) each of the other executive officers who received a total annual salary and bonus in excess of $100,000 during fiscal 2005, collectively referred to as the named executive officers.

Summary Compensation Table

				Long-Term Compensation Awards
	Fiscal	Annual Compensation		Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation (1)
John W. Casella	2005	$321,040	$224,727	30,000	$6,261
Chief Executive Officer	2004	$315,685	$179,000	30,000	$5,035
	2003	$302,610	$108,032	30,000	$6,363
James W. Bohlig	2005	$306,336	$214,435	30,000	—
President and Chief Operating Officer	2004	$301,226	$343,512	30,000	—
	2003	$288,750	$103,084	30,000	—
Charles E. Leonard	2005	$267,347	$187,143	30,000	—
Senior Vice President,	2004	$262,888	$149,896	30,000	—
Solid Waste Operations	2003	$252,000	$89,964	30,000	—
Richard A. Norris	2005	$256,208	$179,345	30,000	$500
Senior Vice President and Chief	2004	$251,934	$143,650	30,000	$500
Financial Officer	2003	$241,500	$86,216	30,000	$500

(1)          Consists of (a) $500 paid by the company to the named executive officer’s account in the company’s 401(k) plan and (b) in the case of Mr. Casella, an additional amount constituting life insurance premiums paid by the company.

Options Grants Table

The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of the company’s Class A common stock during fiscal 2005.

Option Grants in Fiscal 2005

	Number of Securities Underlying Options	Percent of Total Options Granted To Employees In	Exercise or	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
Name	Granted (1)	Fiscal Year	Base Price (2)	Date	5%	10%
John W. Casella	30,000	9.7%	$13.28	6/28/14	$250,552	$634,947
Chief Executive Officer
James W. Bohlig	30,000	9.7%	$13.28	6/28/14	$250,552	$634,947
President and Chief Operating Officer
Charles E. Leonard	30,000	9.7%	$13.28	6/28/14	$250,552	$634,947
Senior Vice President, Solid Waste Operations
Richard A. Norris	30,000	9.7%	$13.28	6/28/14	$250,552	$634,947
Senior Vice President and Chief Financial Officer

(1)          Immediately exercisable with respect to one-third of the options granted, and becomes exercisable with respect to an additional one-third of such options on the first anniversary of the date of grant and with respect to the remaining one-third of such options on the second anniversary of the date of grant.

(2)          Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market.

(3)          Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Class A common stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the company’s estimate of future stock price growth. Actual gains, if any, on stock option exercise and the Class A common stock holdings are dependent on the timing of the exercise and the future performance of the Class A common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.

Fiscal Year-End Option Value Table

The following table sets forth information for each of the named executive officers with respect to options exercised in fiscal 2005 and the number and value of options outstanding as of April 30, 2005:

Options Exercised in Fiscal 2005 and Fiscal Year End Option Values

	Shares		Number of Shares Underlying Unexercised Options At		Value of Unexercised In-The-Money Options
	Acquired on	Value	April 30, 2005(#)		At April 30, 2005 (1)
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Casella	37,500	$190,264	97,500	30,000	$231,364	—
Chief Executive Officer
James W. Bohlig	—	—	533,293	30,000	$672,519	—
President and Chief Operating Officer
Charles E. Leonard	—	—	210,000	30,000	$326,100	—
Senior Vice President, Solid Waste Operations
Richard A. Norris	—	—	180,000	30,000	$242,400	—
Senior Vice President and Chief Financial Officer

(1)    These values have been calculated on the basis of the last reported sale price of the company’s Class A common stock on the NASDAQ Stock Market on April 30, 2005, $11.79 per share, less the aggregate exercise price.

Employment Agreements

Each of John W. Casella, James W. Bohlig, Charles E. Leonard and Richard A. Norris has an employment agreement with the company. The employment agreements of each of Mr. Casella and Mr. Bohlig commenced as of December 14, 1999. Mr. Leonard’s employment agreement commenced as of June 18, 2001 and Mr. Norris’ employment agreement commenced as of July 20, 2001. Each agreement had an initial term of three years from the respective commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Messrs. Casella, Bohlig, Leonard and Norris are each entitled to a specified annual base salary and a cash bonus in an amount, if any, determined by the compensation committee of the company’s board of directors prior to the conclusion of each fiscal year, and to a severance package upon the termination of their respective employment. Each of Messrs. Casella, Bohlig, Leonard and Norris is also entitled to a bonus consisting of stock options, in an amount, if any, determined by the stock plan subcommittee of the board of directors, prior to the conclusion of each fiscal year during the term of their respective agreements. In addition, the company has agreed to use its best efforts to assure that Mr. Casella and Mr. Bohlig are each elected as a director of the company. Pursuant to their agreements, in fiscal 2005, the annual base salary of Mr. Casella was $321,040, the annual base salary of Mr. Bohlig was $306,336, the annual base salary of Mr. Leonard was $267,347 and the annual base salary of Mr. Norris was $256,208.

Messrs. Casella, Bohlig, Leonard and Norris each also agreed not to compete with the company for a period of two years after the termination of their respective employment terms within 300 miles of any facility operated by the company during such term of employment. In addition, Messrs. Casella, Bohlig, Leonard and Norris each also agreed that during this two-year period, they will not solicit the company’s customers or accounts or other employees. In the event that Mr. Casella or Mr. Bohlig were to terminate their employment voluntarily and as a result are not entitled to severance, the non-compete would not apply unless the company continues to pay their base salary.

In the event of a termination of either of Mr. Casella’s or Mr. Bohlig’s employment without cause, the company will be required to pay the respective officer an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the officer will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. Casella or Mr. Bohlig terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the respective officer’s employment, he will receive the payments described in the preceding two sentences plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

In the event of a termination of Mr. Leonard’s employment without cause, the company will be required to pay him an amount equal to (a) the sum of his highest base salary under the agreement; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

In the event of a termination of Mr. Norris’ employment without cause, the company will be required to pay him an amount equal to (a) (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

Any stock options issued by the company to either Mr. Leonard or Mr. Norris would become exercisable in full upon their respective termination without cause. In addition, they will continue to receive benefits for a period of one year from the date of termination. In the event that Mr. Leonard or Mr. Norris terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the respective officer’s employment, he will receive his respective severance and payments described above, other than acceleration of vesting of his stock options, plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving the company; (b) an act or omission which has a material adverse effect on the company; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee.

Report of the Compensation Committee on Executive Compensation

The compensation committee of the board of directors, including its stock plan subcommittee, administers bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company. In addition, the compensation committee consults with the company’s management regarding pension and other benefit plans and compensation policies and practices of the company.

The compensation committee, including its stock plan subcommittee, seeks to achieve three broad goals in connection with the company’s executive compensation program. First, the compensation committee seeks to reward executives for the achievement of business objectives of the company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of Class A common stock of the company. Finally, the compensation committee structures its executive compensation program so as to enable it to attract and retain key executives.

To achieve these objectives, the compensation program for the company’s executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the company’s stock option plans.

To ensure retention of qualified management, the company has entered into employment agreements with each of its executive officers. The employment agreements establish annual base salary amounts that the compensation committee may increase. In determining base salaries for the executive officers, the compensation committee evaluates the executive’s experience, length of service, historical salary level, responsibilities of the specific executive position and performance of the executive. In addition, the compensation committee assesses the company’s financial and operational performance for the prior fiscal year and the competitiveness of the company’s executive compensation program and executive compensation packages of comparable companies. The compensation committee also considers general economic conditions and forecasts in evaluating the executive’s performance.

The compensation committee also considers the payment of bonuses as part of its compensation program. Annual bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining company objectives and the company’s overall growth. The employment agreements of each of the executive officers provides that each of these employees will be eligible to receive a bonus consisting of cash, stock options or a combination thereof in an amount, if any, to be determined by the compensation committee prior to the conclusion of each fiscal year. For fiscal 2005, the compensation committee determined to pay cash bonuses of $224,727 to Mr. Casella, $214,435 to Mr. Bohlig, $187,143 to Mr. Leonard and $179,345 to Mr. Norris. In its determination to approve these bonuses, the compensation committee specifically considered the company’s continued success in increasing landfill disposal capacity and achieving EBITDA within the guidance range. The compensation of the chief executive officer is based upon the same elements and measures of performance as the compensation for the company’s other executive officers.

The executive officers are also eligible to receive stock options under the company’s stock option plans. The stock plan subcommittee grants stock options and other awards under the company’s stock option plans to the executive officers. See “Report of the Stock Plan Subcommittee on Executive Compensation.”

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. The compensation committee, including its stock plan subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of the company’s stockholders, after taking into consideration changing business conditions and the performance of the company’s employees.

Compensation Committee
Joseph G. Doody*
D. Randolph Peeler
Gregory B. Peters

*Mr. Doody has served on the compensation committee since September 2, 2004.

Report of the Stock Plan Subcommittee on Executive Compensation

The stock plan subcommittee of the compensation committee grants stock options and other awards under the company’s stock option plans to the company’s executive officers.

The use of stock options is a significant element of the compensation packages of the company’s executive officers. The grant of new stock options depends upon a number of factors, including the executives’ current stock and stock option holdings and such other factors as the stock plan subcommittee deems relevant. In fiscal 2005, Mr. Casella, Mr. Bohlig, Mr. Leonard and Mr. Norris were each granted 30,000 stock options. In granting these stock options, the stock plan subcommittee considered the company’s achievement of financial and operational performance goals. It has been the policy of the stock plan subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of Class A common stock of the company as of the date of grant.

Stock Plan Subcommittee
D. Randolph Peeler
Gregory B. Peters

Certain Relationships and Related Transactions

The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, the company’s chief executive officer and chairman of the board of directors, and Douglas R. Casella, vice chairman of the board of directors of the company, to provide construction services for the company, including construction, closure and capping activities at the company’s landfills. In fiscal 2005, the company paid Casella Construction, Inc. an aggregate of $8,716,000. From May 1, 2005 (the beginning of fiscal 2006) to July 20, 2005, the company paid Casella Construction, Inc. an aggregate of $1,584,000.

The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company’s corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, were renewed in May 2003 and provide for aggregate monthly payments of $21,800 and expire in April 2008. These leases have been classified by the company as capital leases for financial reporting purposes.

From 1977 to 1992, the company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2005, the company paid an aggregate of $8,100 pursuant to this arrangement. As of April 30, 2005, the company had accrued $53,000 for costs related to those post-closure obligations.

On March 2, 2000, the company made a loan to Mr. Bohlig, the company’s president and chief operating officer and a director of the company. The terms of the loan provide for the payment of interest upon demand. The loan has no fixed repayment terms. Interest on the loan accrues monthly at the prime rate (6.0% annually at April 30, 2005) and is adjusted on a monthly basis. The company’s loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of July 20, 2005, $300,000 was outstanding under this loan. The largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2005 was $400,000. On November 28, 2000, the company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of July 20, 2005, $616,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2005.

The company has also entered into employment agreements with each of the executive officers of the company. See “Employment Agreements.”

Report of the Audit Committee of the Board Of Directors

The audit committee of the company’s board of directors is composed of three members and acts under a written charter approved on September 24, 2003. All of the members of the audit committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the company and otherwise satisfy NASDAQ’s eligibility requirements for audit committee membership. The audit committee held eleven meetings during fiscal 2005.

The audit committee has reviewed the company’s audited financial statements for the fiscal year ended April 30, 2005 and has discussed these financial statements with the company’s management and the company’s independent auditors.

The audit committee has also received from and discussed with the company’s independent auditors various communications that the company’s independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Statement on Auditing Standards 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the Company’s independent auditors to discuss with the company’s audit committee, among other things, the following:

•       Methods to account for significant unusual transactions;

•       The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•       Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The company’s independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent auditors their independence from the company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended April 30, 2005.

By the audit committee of the board of directors of Casella Waste Systems, Inc.

James F. Callahan, Jr.
D. Randolph Peeler
Gregory B. Peters
John J. Zillmer *

* Mr. Zillmer served on the audit committee from September 2, 2004 until his resignation from the board of directors of the company on May 27, 2005 following his election as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. and did not participate in the preparation or review of this report.

Independent Auditors Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditors, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$1,852,000	$545,000
Tax Fees (2)	126,400	59,000
All Other Fees (3)	—	76,000
Total Fees	$1,978,400	$680,000

(1)          Audit fees consist of fees for the annual audit of our financial statements and the review of the interim financial statements included in our quarterly reports on Form 10-Q, and includes $1.4 million for internal control attestation services required in fiscal 2005 to comply with the requirements of the Sarbanes-Oxley Act.

(2)          Tax fees consist of fees for tax return preparation and consulting.

(3)          All other fees for fiscal 2004 consist of services related to the company’s subordinated debt offering.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the company’s independent auditors. This policy generally provides that the company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

The audit committee pre-approved 100% of the audit and non-audit services performed by the company’s independent auditors in fiscal 2005. No services were approved pursuant to the de minimis exception to the audit committee pre-approval requirements.

Stock Performance Graph

The stock performance graph below compares the percentage change in cumulative stockholder return on Class A common stock for the period from April 30, 2000 through April 30, 2005, with the cumulative total return on The NASDAQ Stock Market (U.S. & Foreign) Index and the company’s Industry Peer Group on The NASDAQ Stock Market. The stock performance graph assumes the investment on April 30, 2000 of $100.00 in Class A common stock of the company at the closing price on such date, in The NASDAQ Stock Market (U.S. & Foreign) Index and the company’s Industry Peer Group, and that dividends are reinvested. No dividends have been declared or paid on the Class A common stock.

	April 30, 2000	April 30, 2001	April 30, 2002	April 30, 2003	April 30, 2004	April 30, 2005
Casella Waste Systems, Inc.	$100.00	$122.34	$166.04	$114.68	$194.94	$158.51
Nasdaq Stock Market (U.S. & Foreign) Index	100.00	80.26	64.62	47.81	69.89	64.71
Industry Peer Group (1)	100.00	58.15	76.84	65.00	89.84	78.46

(1)             The selected peer group is comprised of securities of Waste Industries USA, Inc. and Waste Connections, Inc.

PROPOSAL 2—RATIFICATION OF THE
SELECTION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP as the company’s independent auditors for the current fiscal year, fiscal 2006, subject to ratification by the company’s stockholders at the annual meeting. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

The board of directors believes that the selection of PricewaterhouseCoopers LLP as the company’s independent auditors is in the best interests of the company and of its stockholders and therefore recommends that the company’s stockholders vote “FOR” this proposal.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2006 annual meeting of stockholders must be submitted to the attention of the corporate secretary of the company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 11, 2006 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

If a stockholder wishes to present a proposal before the annual meeting in 2006 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than July 25, 2006. If a stockholder who wished to present a proposal before the annual meeting fails to notify the company by the required date, the proxies that the board of directors solicits for the annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The company will promptly deliver a separate copy of either document to you if you call or write the company at the following address or phone number: Joseph S. Fusco, Vice President, Communications, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact the company at the above address and phone number.

OTHER MATTERS

The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

The company will bear the costs of soliciting proxies. In addition to solicitations by mail, the company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

August 25, 2005	John W. Casella
Rutland, Vermont	Chairman and Chief Executive Officer

Appendix A

PROXY	CASELLA WASTE SYSTEMS, INC.	PROXY
ANNUAL MEETING OF
STOCKHOLDERS
THURSDAY, OCTOBER 6, 2005

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and James W. Bohlig (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. to be held on Thursday, October 6, 2005, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock of the company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock and/or preferred stock, as the case may be, in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Has your address changed?	Do you have any comments?

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☒ PLEASE MARK
VOTES AS IN
THIS EXAMPLE

THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1.                 To elect the following persons as Class II directors for the next three years:

(01)   James W. Bohlig

(02)   Joseph G. Doody

(03)   Gregory B. Peters

For All Nominees	Withhold
☐	☐

For All Except ☐
For all nominees except as noted above.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for the current fiscal year.	For ☐	Against ☐	Abstain ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Signature:	Date:

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